Exhibit 10.21

AMENDMENT NO. 1 dated as of February 14, 2007 (this “Amendment”), to the Credit Agreement dated as of December 1, 2006 (the “Credit Agreement”), among FREESCALE SEMICONDUCTOR, INC. (successor in interest to Freescale Acquisition Corporation), a Delaware corporation (the “Borrower”), FREESCALE ACQUISITION HOLDINGS CORP., a Delaware corporation, FREESCALE HOLDINGS (BERMUDA) IV, LTD., a Bermuda exempted limited liability company, FREESCALE HOLDINGS (BERMUDA) III, LTD., a Bermuda exempted limited liability company, CITIBANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), and each lender from time to time party thereto (collectively, the “Lenders” and individually, a “Lender”).

A. Pursuant to the Credit Agreement, the Lenders have extended, and have agreed to extend, credit to the Borrower.

B. The Borrower and the Lenders have agreed to amend the Credit Agreement as set forth herein.

C. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Amendments. (a) The definition of “Applicable Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Applicable Rate” means a percentage per annum equal to:

(a) with respect to Term Loans, (i) for Eurocurrency Rate Loans, 1.75% and (ii) for Base Rate Loans, 0.75%; and

(b) with respect to Revolving Credit Loans, Letter of Credit fees and unused Revolving Credit Commitment fees, (i) until delivery of financial statements for the first full fiscal quarter commencing on or after the Closing Date pursuant to Section 6.01, (A) for Eurocurrency Rate Loans, 2.00%, (B) for Base Rate Loans, 1.00%, (C) for Letter of Credit fees, 2.00% less the fronting fee payable in respect of the applicable Letter of Credit and (D) for commitment fees, 0.50% and (ii) thereafter, the following percentages per annum, based upon the Total Leverage Ratio as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Applicable Rate

Pricing Level	Total Leverage Ratio	Eurocurrency Rate for Revolving Credit Loans and Letter of Credit Fees	Base Rate for Revolving Credit Loans	Commitment Fee Rate
1	>4.0:1	2.00%	1.00%	0.50%
2	≤4.0:1 but >3.5:1	1.75%	0.75%	0.50%
3	≤3.5:1 but >3.0:1	1.50%	0.50%	0.375%
4	≤3.0:1	1.25%	0.25%	0.375%

Any increase or decrease in the Applicable Rate resulting from a change in the Total Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided that at the option of the Administrative Agent or the Required Lenders, the highest Pricing Level shall apply (x) as of the first Business Day after the date on which a Compliance Certificate was required to have been delivered but was not delivered, and shall continue to so apply to and including the date on which such Compliance Certificate is so delivered (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply) and (y) as of the first Business Day after an Event of Default under Section 8.01(a) shall have occurred and be continuing, and shall continue to so apply to but excluding the date on which such Event of Default is cured or waived (and thereafter the Pricing Level otherwise determined in accordance with this definition shall apply).”

(b) The following definitions are hereby inserted alphabetically in Section 1.01 of the Credit Agreement to read as follows:

““Amendment No. 1” means Amendment No. 1 dated as of February 14, 2007, to this Agreement.”

““Amendment No. 1 Effective Date” means the date on which Amendment No. 1 becomes effective in accordance with its terms.”

““Strategic Event” means, as to any Person, any merger or consolidation entered into by such Person (or its Subsidiaries) or any Investment or Disposition made by such Person (or its Subsidiaries).”

(c) Section 2.05(a)(i) of the Credit Agreement is hereby amended by adding after the words “in whole or in part without premium or penalty” the following:

“(but, in the case of Term Loans, subject to Section 2.16)”

(d) Section 2.16 is hereby added to the Credit Agreement to read in its entirety as follows:

“SECTION 2.16. Term Loan Repricing Protection. In the event that, prior to the first anniversary of Amendment No. 1 Effective Date, any Term Lender receives a Repricing Prepayment (as defined below), then, at the time thereof, the Borrower shall pay to such Term Lender a prepayment premium equal to 1.00% of the amount of such Repricing Prepayment. As used herein, with respect to any Term Lender, a “Repricing Prepayment” is the amount of principal of the Term Loans of such Term Lender that is either (a) voluntarily prepaid by the Borrower pursuant to Section 2.05(a)(i) substantially concurrently with the incurrence by Parent or any of its subsidiaries of new term loans (whether pursuant to incremental credit extensions pursuant to Section 2.14, in the form of Replacement Term Loans or otherwise) that have interest rate margins lower than the Applicable Rate then in effect for the Term Loans so prepaid (other than any such prepayment made in connection with the repayment in full of all outstanding Loans and the termination of the Commitments in connection with either a Change of Control or a Strategic Event) or (b) received by such Term Lender as a result of the mandatory assignment of such Term Loans in the circumstances described in Section 3.07 following the failure of such Term Lender to consent to an amendment of this Agreement that would have the effect of reducing the Applicable Rate with respect to such Term Loans.”

(e) Section 3.07(b) of the Credit Agreement is hereby amended by adding after the words “shall be paid in full by the assignee Lender” in subclause (B) thereof the following:

“(other than, if applicable, the prepayment premium pursuant to Section 2.16, which shall be payable by the Borrower)”

(f) Section 10.01(c) of the Credit Agreement is hereby amended by adding after the words “any fees or other amounts payable hereunder” the following:

“(including any decrease or waiver of the prepayment premium pursuant to Section 2.16)”

(g) The third paragraph in Section 10.01 of the Credit Agreement beginning “In addition, notwithstanding the foregoing” is hereby amended by deleting “and (d)” following subclause (c) of such paragraph and adding in place of such deletion the following:

“, (d) if applicable, the Borrower shall have paid the prepayment premium pursuant to Section 2.16 in respect of the Refinanced Term Loans and (e)”

SECTION 2. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents and warrants to each of the Lenders and the Administrative Agent that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article V of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, in which case they are true and correct in all material respects as of such earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3. Effectiveness. This Amendment shall become effective as of the date set forth above on the date on which (a) the Administrative Agent (or its counsel) shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower, the Required Lenders and each Term Lender (after giving effect to any prior or concurrent assignment, whether pursuant to the mandatory assignment provisions set forth in Section 3.07 of the Credit Agreement or otherwise) and (b) the Administrative Agent and its Affiliates shall have received all fees required to be paid by the Borrower pursuant to Section 2 of the Engagement Letter dated February 14, 2007.

SECTION 4. Effect of Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle any Loan Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances. This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement as modified hereby. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5. Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof.

SECTION 6. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers, all as of the date and year first above written.

FREESCALE SEMICONDUCTOR, INC.,

by	/s/ Alan Campbell
	Name:	Alan Campbell
	Title:	Chief Financial Officer

[Amendment—Freescale]

SIGNATURE PAGE TO

AMENDMENT NO. 1 TO

THE FREESCALE SEMICONDUCTOR, INC.

CREDIT AGREEMENT

CITIBANK, N.A., individually as a Lender and as Administrative Agent,

by	/s/ David J. Wirdnam
	Name:	David J. Wirdnam
	Title:	Managing Director

[Amendment—Freescale]